Exhibit 4.2
CONFORMED COPY

REFINANCING AMENDMENT AGREEMENT
This REFINANCING AMENDMENT AGREEMENT, dated as of May 23, 2017 (this “Amendment”), is made by and among, Sable International Finance Limited (the “Original Borrower”) and Coral-US Co-Borrower LLC as borrowers (the “Original Co-Borrower” and together with the Original Borrower, the “Initial Borrowers”), the undersigned Guarantors, The Bank of Nova Scotia as security trustee (the “Security Trustee”) and administrative agent (the “Administrative Agent”), Bank of America N.A., Barclays Bank plc, BNP Paribas Fortis SA/NV, Citibank N.A., London Branch, Credit Suisse AG, Cayman Islands Branch, FirstCaribbean International Bank (Bahamas) Limited, Goldman Sachs Bank USA, ING Capital LLC, JPMorgan Chase Bank, N.A. – London Branch, Royal Bank of Canada, Société Générale, London Branch and The Bank of Nova Scotia, as the Revolving Consenting Lenders (as defined below) and The Bank of Nova Scotia, as the Swing Line Lender and the L/C Issuer. Unless otherwise defined herein, terms used in this Amendment shall have the meanings and construction given to them in the Existing Credit Agreement (as defined below), unless the context otherwise requires.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 16, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among, among others, the Initial Borrowers, the Guarantors named therein, lenders party thereto from time to time (including the Revolving Consenting Lenders) and the Administrative Agent.
WHEREAS, pursuant to Section 2.15 of the Existing Credit Agreement, the Initial Borrowers may establish Refinancing Revolving Credit Commitments to extend existing Revolving Credit Commitments.
WHEREAS, pursuant to Section 2.15 of the Existing Credit Agreement, the Initial Borrowers, the Administrative Agent, the Revolving Consenting Lenders, The Bank of Nova Scotia, as the Swing Line Lender and the L/C Issuer, are entering into this Amendment in order to consent to the extension and amendment of certain Initial Revolving Credit Commitments as listed in Schedule 1 hereto.
WHEREAS, the Initial Borrowers intend to use the proceeds of the Class B Revolving Credit Commitments (as defined below) to finance general corporate and/or ongoing working capital requirements, including, without limitation, the redemption, refinancing, repayment or prepayment of certain existing indebtedness of the Restricted Group under the Existing Credit Agreement and any fees and expenses in connection with the Class B Revolving Credit Commitments, the entry into this Amendment and the Amended and Restated Credit Agreement (as defined below), and related transactions in connection therewith.

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WHEREAS, the Initial Borrowers have requested that, immediately following the RCF Refinancing Amendment Effective Date, the Existing Credit Agreement be amended and restated, in the form attached hereto as Exhibit A.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.
Establishment of the Class B Revolving Credit Commitments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof and effective as of the date on which such conditions precedent are satisfied or waived (the “RCF Refinancing Amendment Effective Date”):

(a)	In accordance with the provisions of the Existing Credit Agreement, including Section 2.15 of the Existing Credit Agreement,

(i)	a new Class of Revolving Credit Commitments (the “Class B Revolving Credit Commitments”) is hereby established to extend the Initial Revolving Credit Commitments of the Revolving Consenting Lenders;

(ii)	the Refinancing Revolving Loans made pursuant to the Class B Revolving Credit Commitments shall be referred to as the “Class B Revolving Credit Loans”;

(iii)	the aggregate principal amount of the Class B Revolving Credit Commitments is $625,000,000;

(iv)
the Class B Revolving Credit Commitments and Class B Revolving Credit Loans shall rank (I) pari passu in right of payment with the Obligations under the Initial Term Loans and the Revolving Credit Loans made pursuant to the Initial Revolving Credit Commitments and (II) shall rank pari passu in right of security with the Obligations under the Initial Term Loans and the Revolving Credit Loans made pursuant to the Initial Revolving Credit Commitments;

(v)
such Class B Revolving Credit Commitments (I) shall be included as additional Participating Revolving Credit Commitments in respect of the Class B Revolving Credit Commitments and (II) shall not be included as Participating Revolving Credit Commitments in respect of the Class A Revolving Credit Commitments; and

(vi)	such Class B Revolving Credit Commitments shall have the terms and provisions set forth in this Section 1.

(b)	Each Lender holding Initial Revolving Credit Commitments that executes and delivers a signature page to this Amendment on or prior to the RCF Refinancing

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Amendment Effective Date (such Lender, a “Revolving Consenting Lender”) agrees that an amount equal to the entire aggregate principal amount of its Initial Revolving Credit Commitments and/or Initial Revolving Loans is hereby converted into the Class B Revolving Credit Commitments and/or Class B Revolving Credit Loans (as applicable).

(c)
The Class B Revolving Credit Commitments shall constitute “Commitments”, “Revolving Credit Commitments”, “Initial Revolving Credit Commitments”, “Participating Revolving Credit Commitments” and “Refinancing Revolving Credit Commitments”, as the context may require, the Class B Revolving Credit Loans shall constitute “Loans” and “Refinancing Revolving Loans”, this Amendment (to the extent it applies to the Class B Revolving Credit Commitments and the Class B Revolving Credit Loans) shall be a “Refinancing Amendment” and a “Loan Document” as the context may require, the draft of this Amendment which was provided to the Administrative Agent on May 19, 2017 shall constitute an “Refinancing Loan Request”, and each of the Revolving Consenting Lenders shall be a “Refinancing Revolving Credit Lender”, a “Class B Revolving Credit Lender”, “Participating Revolving Credit Lender” and a “Lender”, in each case, for all purposes under the Existing Credit Agreement and the other Loan Documents.

(d)	The Class B Revolving Credit Commitments will mature on June 30, 2023 (the “Class B Revolving Credit Commitments Maturity Date”).

(e)	The Applicable Rate with respect to Class B Revolving Credit Loans, unused Class B Revolving Credit Commitments and Class B Letter of Credit fees shall be:

(i)	for Eurocurrency Rate Loans and Letter of Credit Fees: 3.25%; and

(ii)	for Base Rate Loans: 2.25%; and

(iii)	for unused commitment fees (which shall accrue from the RCF Refinancing Amendment Effective Date): 0.50%.

(f)
The borrowing and repayment (except for (1) payments of interest and fees at different rates on the Class B Revolving Credit Commitments (and related outstandings), (2) repayments required upon the termination of the Class A Revolving Credit Commitments or the Class B Revolving Credit Commitments Maturity Date and (3) repayment made in connection with a permanent repayment and termination of commitments (in accordance with clause (g) below)) of Class B Revolving Credit Loans after the RCF Refinancing Amendment Effective Date shall be made on a pro rata basis with the Initial Revolving Credit Commitments then existing on the RCF Refinancing

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Amendment Effective Date (such other Initial Revolving Credit Commitments, the “Class A Revolving Credit Commitments”).

(g)
An Initial Borrower may elect, in its discretion, to (i) terminate the unused Class B Revolving Credit Commitments, or from time to time permanently reduce the unused Class B Revolving Credit Commitments, in accordance with the provisions of Section 2.06(a) of the Existing Credit Agreement on a non-pro rata basis with the Class A Revolving Credit Commitments, and (ii) terminate the unused Class A Revolving Credit Commitments, or from time to time permanently reduce the unused Class A Revolving Credit Commitments, in accordance with the provisions of Section 2.06(a) of the Existing Credit Agreement on a non-pro rata basis with the Class B Revolving Credit Commitments. In connection with any proposed reduction or termination of Class A Revolving Credit Commitments as contemplated in this clause (g), each of the participations in each Swing Line Loan granted to and acquired by Lenders of the Class A Revolving Credit Commitments shall, so long as the Class B Revolving Credit Commitments shall remain outstanding, be reallocated to the Class B Revolving Credit Lenders in accordance with such Class B Revolving Credit Lenders’ respective Pro Rata Shares of the Class B Revolving Credit Commitments (determined after giving effect to any such reduction or termination) provided that to the extent that the amount of such reallocation would cause the aggregate Revolving Credit Exposure of the Class B Revolving Lenders (or any of them) to exceed the aggregate amount of the Class B Revolving Credit Commitments (or the Class B Revolving Credit Commitments of any Lender), immediately prior to such reallocation (determined after giving effect to any such reduction or termination), the amount of the Swing Line Loans to be reallocated equal to such excess shall be repaid or cash collateralized in a manner reasonably satisfactory to the relevant Swing Line Lender.

(h)
The assignments and participations of Class B Revolving Credit Commitments and Class B Revolving Loans shall be governed by the same assignment and participation provisions applicable to the Class A Revolving Credit Commitments and Revolving Credit Loans thereunder.

(i)	The Class B Revolving Credit Commitments shall be subject to the applicable Intercreditor Agreement.

(j)
The Original Borrower shall pay to the Revolving Consenting Lenders the fees set forth in the Fee Letter dated as of May 15, 2017 between, among others, the Original Borrower and the Revolving Consenting Lenders in respect of the Class B Revolving Credit Commitments.

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(k)
Except as set forth herein, the Class B Revolving Credit Commitments and/or the Class B Revolving Credit Loans shall have the same terms and conditions as the Initial Revolving Credit Commitments and/or Revolving Credit Loans made pursuant to the Initial Revolving Credit Commitments (as applicable).

2.	Effectiveness of Class B Revolving Credit Commitments. The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

(a)
this Amendment shall have been duly executed by the Initial Borrowers, the Guarantors, the Administrative Agent, the Security Trustee, the Revolving Consenting Lenders, the Swing Line Lender and the L/C Issuer;

(b)
the representations and warranties set forth in Article V of the Existing Credit Agreement shall be true and correct in all material respects (or in all respects to the extent qualified by materiality, Material Adverse Effect or similar language) on and as of the RCF Refinancing Amendment Effective Date (and, for the avoidance of doubt, including in respect of each Refinancing Amendment Document) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or in all respects to the extent qualified by materiality, Material Adverse Effect or similar language) as of such earlier date; and

(c)
the Administrative Agent’s receipt of the following, to the extent not previously delivered to the Administrative Agent, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)	a copy of the constitutional documents of each Loan Party (including, for the avoidance of doubt, in respect of a Loan Party incorporated in England and Wales, a copy of its PSC Register);

(ii)
a copy of a resolution of the board of directors or, if applicable, a committee of the board, or the sole member, managing member, general or limited partner, of each Loan Party (A) approving the terms of, and the transactions contemplated by, this Amendment and each other document executed or delivered by such Loan Party in order to give effect to the transactions contemplated hereunder (such documents, collectively, the “Refinancing Amendment Documents”) and resolving that it execute, deliver and perform its obligations under the Refinancing Amendment Documents to which it is a party; (B) authorizing a specified person or persons to execute the Refinancing Amendment Documents to

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which it is a party; and (C) authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices to be signed and/or delivered by it under or in connection with the Refinancing Amendment Documents to which it is a party;

(iii)	a specimen of the signature of each person authorized by the resolution set forth above in relation to the Refinancing Amendment Documents;

(iv)	a certificate of good standing (or equivalent) in respect of each Loan Party issued by the relevant Governmental Authority in its jurisdiction, if available in such jurisdiction;

(v)	a legal opinion from Ropes & Gray International LLP, New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(vi)	a legal opinion from Ropes & Gray International LLP, English legal counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; and

(vii)	a legal opinion from Maples and Calder, Cayman Islands counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
The Administrative Agent shall, as soon as reasonably practicable, notify each Revolving Consenting Lender once it has received all of the documents and evidence set out in this Section 2, in form and substance satisfactory to the Administrative Agent (acting reasonably).

3.	Amendment and Restatement of Existing Credit Agreement. Each Revolving Consenting Lender:

(a)
hereby irrevocably authorizes, approves and consents to the amendment and restatement of the Existing Credit Agreement (including the Annexes, Exhibits and Schedules thereto) so that it shall, on and following the Amendment Effective Date (as defined in the Amendment and Restatement Agreement referred to below), be in effect in the form set out as Exhibit A to this Amendment (the “Amended and Restated Credit Agreement”);

(b)
hereby authorizes the Administrative Agent to execute, on its behalf, the amendment and restatement agreement (the “Amendment and Restatement Agreement”) to be dated on or about the RCF Refinancing Amendment Effective Date, pursuant to which the Existing Credit Agreement shall be amended and restated in its entirety by the Amended and Restated Credit Agreement;

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(c)
hereby irrevocably authorizes, approves, consents, and agrees (if required) to enter into (in the capacity of a Lender and, if it is a Hedge Bank, in the capacity of a Hedge Bank), and shall procure that its Affiliates that are Hedge Banks authorize, approve, consent, and agree (if required) to enter into the amendment and restatement of the Existing Intercreditor Agreement (including the Annexes, Exhibits and Schedules thereto) so that it shall, on and following the New Intercreditor Effective Date (as defined in the Amended and Restated Credit Agreement), be in the form set out as Exhibit G to the Amended and Restated Credit Agreement (the “New Intercreditor Agreement”);

(d)	hereby authorizes the Administrative Agent to execute, on its behalf, the New Intercreditor Agreement; and

(e)
hereby agrees (if it is a Hedge Bank, in the capacity of a Hedge Bank) that it shall, and shall procure that its Affiliates that are Hedge Banks shall, enter into (including by way of accession) the New Intercreditor Agreement.

This Amendment shall constitute each Revolving Consenting Lender’s irrevocable and unconditional written consent in respect of the foregoing amendments, consents and modifications to the Loan Documents for the purposes of Section 10.01 (Amendments, Etc.) of the Existing Credit Agreement.

4.	Amendments. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

5.	Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Existing Credit Agreement.

6.
Entire Agreement. As of the date hereof, this Amendment, the Existing Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

7.
Applicable Law. This Amendment shall be subject to the provisions of Sections 10.15 (Governing Law; Forum; Process Agent) and 10.16 (Waiver of Right to Trial by Jury) of the Existing Credit Agreement, each of which is incorporated by reference herein, mutatis mutandis.

8.
Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the Parties shall

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endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by “.pdf” or other electronic means shall be effective as delivery of an original executed counterpart of this Amendment.

10.
Miscellaneous. Except as expressly amended hereby and by the Amended and Restated Credit Agreement, the Loan Documents remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Existing Credit Agreement in any other Loan Document shall mean and be a reference to the Existing Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document under the Existing Credit Agreement and the other Loan Documents and, together with the other Loan Documents, constitute the entire agreement among the parties pertaining to the modification of the Loan Documents as herein provided and supersede any and all prior or contemporaneous agreements, promises and amendments relating to the subject matter hereof.

11.
Reaffirmation. The execution by the Loan Parties of this Amendment shall constitute confirmation by each Guarantor that: (i) entry into this Amendment is permitted by the Guaranty and each Collateral Document; (ii) its obligations under the Guaranty and each Collateral Document shall extend to the total of the Class B Revolving Credit Commitments as specified in this Amendment and shall be owed to each Secured Party, including the Revolving Consenting Lenders, but otherwise shall remain in full force and effect and continue unaffected; and (iii) all liabilities and obligations owed by the Loan Parties under the Existing Credit Agreement, this Amendment and the other Loan Documents are:

(a)	Secured Liabilities as defined in and for the purposes of each Collateral Document to which it is a party; and

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(b)	Secured Debt as defined in and for the purposes of the Existing Intercreditor Agreement.

12.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation)

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
For the purposes of this Section 12:
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

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“Parties” mean the Initial Borrowers, the Guarantors, the Administrative Agent, the Consenting Revolving Consenting Lenders, the Swing Line Lender and the L/C Issuer.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first mentioned above.
SABLE INTERNATIONAL FINANCE LIMITED
as an Initial Borrower and Guarantor
By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

CORAL-US CO-BORROWER LLC
as an Initial Borrower and Guarantor
By:    Authorized Signatory
Title:    Managing Director

[Signature Page to Refinancing Amendment Agreement]

THE BANK OF NOVA SCOTIA
as Security Trustee
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Refinancing Amendment Agreement]

THE BANK OF NOVA SCOTIA
as Administrative Agent
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Refinancing Amendment Agreement]

SABLE HOLDING LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

CABLE AND WIRELESS (WEST INDIES) LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

CABLE & WIRELESS COMMUNICATIONS LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

CWIGROUP LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

CABLE & WIRELESS LIMITED
as the Company and Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

BARCLAYS BANK PLC,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Managing Director

[Signature Page to Refinancing Amendment Agreement]

BNP PARIBAS FORTIS SA/NV,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Director
Authorized Signatory
Managing Director

EMEA Corporate Debt Platform

[Signature Page to Refinancing Amendment Agreement]

CITIBANK, N.A., LONDON BRANCH
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Managing Director

[Signature Page to Refinancing Amendment Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Authorized Signatory

By:    Authorized Signatory
Title:    Authorized Signatory

[Signature Page to Refinancing Amendment Agreement]

FIRSTCARIBBEAN INTERNATIONAL
BANK (BAHAMAS) LIMITED,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Managing Director

By:    Authorized Signatory
Title:    Asst. Corporate Secretary

[Signature Page to Refinancing Amendment Agreement]

GOLDMAN SACHS BANK USA,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Authorized Signatory

[Signature Page to Refinancing Amendment Agreement]

ING CAPITAL LLC,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Director

By:    Authorized Signatory
Title:    Managing Director

[Signature Page to Refinancing Amendment Agreement]

JPMORGAN CHASE BANK, N.A. –
LONDON BRANCH,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Executive Director

[Signature Page to Refinancing Amendment Agreement]

ROYAL BANK OF CANADA,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Managing Director

[Signature Page to Refinancing Amendment Agreement]

SOCIÉTÉ GÉNÉRALE, LONDON
BRANCH,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Director

[Signature Page to Refinancing Amendment Agreement]

THE BANK OF NOVA SCOTIA,
as a Revolving Consenting Lender

By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Refinancing Amendment Agreement]

THE BANK OF NOVA SCOTIA
as Swing Line Lender
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Refinancing Amendment Agreement]

THE BANK OF NOVA SCOTIA
as L/C Issuer
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Refinancing Amendment Agreement]

SCHEDULE 1
CLASS B REVOLVING CREDIT COMMITMENTS

Revolving Consenting Lender	Class B Revolving Credit Commitment
Bank of America N.A.	$56,000,000
Barclays Bank plc	$50,000,000
BNP Paribas Fortis SA/NV	$69,500,000
Citibank N.A., London Branch	$50,000,000
Credit Suisse AG, Cayman Islands Branch	$50,000,000
FirstCaribbean International Bank (Bahamas) Limited	$32,500,000
Goldman Sachs Bank USA	$50,000,000
ING Capital LLC	$50,000,000
JPMorgan Chase Bank, N.A. – London Branch	$40,000,000
Royal Bank of Canada	$57,500,000
Société Générale, London Branch	$50,000,000
The Bank of Nova Scotia	$69,500,000

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EXHIBIT A
Form of Amended and Restated Credit Agreement

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